Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE: April 25, 2012

ALLEGIANT TRAVEL COMPANY FIRST QUARTER 2012
FINANCIAL RESULTS
37th Consecutive Profitable Quarter
First Quarter Fully Diluted Earnings per Share of $1.12

LAS VEGAS(GLOBE NEWSWIRE) —Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the first quarter 2012 as well as comparisons to prior year equivalents:

Unaudited	1Q12	1Q11	Change
Total operating revenue (millions)	$237.9	$193.2	23.1%
Operating income (millions)	$36.3	$27.8	30.5%
Operating margin	15.3%	14.4%	0.9pp
EBITDA (millions)	$48.3	$37.7	28.1%
EBITDA margin	20.3%	19.5%	0.8pp
Net income (millions)	$21.7	$17.2	26.5%
Diluted earnings per share	$1.12	$0.89	25.8%

“We are very proud to report our 37th consecutive profitable quarter,” stated Maurice J. Gallagher, Jr., Chairman and CEO of Allegiant Travel Company.  “I’d like to thank our Team Members for their great efforts and contributions to another successful quarter.”

Notable company highlights

•	Ancillary third party products revenue per passenger grew 10.7%
•	PRASM increased 3.1% despite a 22% increase in scheduled service ASMs
•	CASM ex-fuel declined 3%, cost per passenger ex-fuel decreased 1.5%
•	Started charging for carry-on bags in April
•	Announced service to Honolulu from Las Vegas beginning June 29 and Fresno, CA beginning June 30
•	Purchased fifth and sixth 757 in March and April respectively
•	Expect to have four 757s in service in the third quarter and six by the first quarter 2013
•	First of three 757 leased to European carriers returned in April; currently being prepped for service
•	Currently have 19 MD-80s with 166 seats. Our bases in Bellingham, WA, Phoenix, AZ, Los Angeles, CA, and Oakland, CA are being operated by 166 seat MD-80s.
•	Purchased two leased MD-80s at an average purchase price of $1.3 million. All aircraft in fleet are now owned
•	Announced a new base in Oakland, CA, serving nine routes, beginning April 26
•	Announced a new base in Punta Gorda, FL (Southwest Florida), serving seven routes, beginning June 27

Allegiant Q1 2012 Earnings
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Revenue performance (year over year)

•	Total scheduled service revenue grew 25.8% on a 22% increase in scheduled service ASMs
•	Total fare of $132.70 was the highest in the history of the company

	1Q12	1Q11	Change
Scheduled Service:
Average fare - scheduled service	$94.95	$89.00	6.7%
Average fare - ancillary air-related charges	$32.39	$31.38	3.2%
Average fare - ancillary third party products	$5.36	$4.84	10.7%
Average fare - total	$132.70	$125.22	6.0%
Scheduled service passenger revenue per ASM (PRASM)(cents)	9.04	8.77	3.1%
Total scheduled service revenue per ASM (TRASM) (cents)	12.64	12.34	2.4%
Load factor	91.1%	92.9%	(1.8)pp

Cost performance (year over year)

•	Cost per ASM excluding fuel decreased 3%, total cost per ASM increased 2.9%
•	Aircraft fuel expense increased 29.3% on a $.41 per gallon increase
•	Fuel cost per passenger was $56.93, a $5.53 increase
•	Salary and benefit expense per passenger declined 7.7% primarily due to outsourcing of station personnel in Las Vegas
•	Sales and marketing expense per passenger decreased 10.9% primarily due to an 8% decline in payment processing cost per passenger
•	Maintenance and repairs expense per passenger increased 13.4% due to the completion of the 2011 planned engine program occurring in the first quarter
•	Station operations expense per passenger increased 1.5% primarily due to outsourcing Las Vegas station personnel

	1Q12	1Q11	Change
Total System*:
Operating expense per passenger	$112.03	$107.36	4.3%
Operating expense per passenger, excluding fuel	$55.10	$55.96	(1.5)%
Operating expense per ASM (CASM) (cents)	10.52	10.22	2.9%
Operating expense, excluding fuel per ASM (CASM ex fuel) (cents)	5.17	5.33	(3.0)%

* Total system includes scheduled service, fixed-fee contract and non-revenue flying

Allegiant Q1 2012 Earnings
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Third party products performance (year over year)

•	Growth in both hotel room nights (19.7%) and rental car days (32.9%) exceeded the growth in the number of scheduled passengers (17.9%) for the first quarter
•	Third party products revenue per passenger set record highs for each month in the first quarter

Supplemental Ancillary Revenue Information Unaudited (millions)	1Q12	1Q11	Change
Gross ancillary revenue - third party products	$32.9	$26.5	23.9%
Cost of goods sold	($22.4)	($18.3)	22.5%
Transaction costs (a)	($1.3)	($1.2)	5.8%
Ancillary revenue - third party products	$9.1	$7.0	30.5%
As percent of gross	27.8%	26.3%	1.5pp
As percent of income before taxes	26.4%	25.6%	0.8pp
Ancillary revenue - third party products/scheduled passenger	$5.36	$4.84	10.7%
Hotel room nights (thousands)	184.8	154.4	19.7%
Rental car days (thousands)	209.3	157.5	32.9%

(a) includes payment expenses and travel agency commissions

Balance sheet highlights

Unaudited (millions)	3/31/12	12/31/11	Change
Unrestricted cash *	$369.1	$319.5	15.5%
Unrestricted cash net of air traffic liability	$203.9	$200.8	1.5%
Total debt	$144.1	$146.1	(1.4)%
Total stockholders’ equity	$374.7	$351.5	6.6%

Three months ended March 31,
Unaudited (millions)	2012	2011	Change
Capital expenditures	$31.7	$40.5	(21.7)%

* Unrestricted cash includes investments in marketable securities

Allegiant Q1 2012 Earnings
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At this time, Allegiant Travel Company provides the following guidance to investors, subject to revision.

Guidance, subject to revision
Revenue guidance	April 2012	2Q12
Estimated PRASM year-over-year change	(6) to (4)%	(7) to (5)%

Capacity guidance
System	2Q12	3Q12
Departure year-over-year growth	+8 to 12%	+2 to 6%
ASM year-over-year growth	+16 to 20%	+14 to 18%
Scheduled
Departure year-over-year growth	+9 to 13%	+3 to 7%
ASM year-over-year growth	+18 to 22%	+15 to 19%

Cost guidance		2Q12
CASM ex fuel – year-over-year change		(10) to (8)%

Fixed fee and other revenue guidance		2Q12
Fixed fee and other revenue (millions)		$9 to $11

CAPEX guidance		FY12
Capital expenditures (millions)		$105 to $115

CASM ex fuel – cost per available seat mile excluding fuel expense

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. EDT today, April 25, 2012, to discuss its first quarter 2012 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiant.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Q1 2012 Earnings
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About the Company
Las Vegas-based Allegiant Travel Company (NASDAQ: ALGT) is focused on linking travelers in small cities to world-class leisure destinations. Through its subsidiary, Allegiant Air, the company operates a low-cost, high-efficiency, all-jet passenger airline, and offers other travel-related products such as hotel rooms, rental cars, and attraction tickets through its website,www.allegiant.com. The company was ranked ninth in the 2011 Forbes’ Best Small Companies. Allegiant was also recently named one of FORTUNE magazine’s “100 Fastest-Growing Companies” for the second consecutive year. ALGT/G

Media Inquiries: Brian Davis
mediarelations@allegiantair.com

Investor Inquiries: Chris Allen
ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future unit revenue, future operating expense, ASM growth, departure growth, fixed-fee and other revenues and expected capital expenditures, as well as other information concerning future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope”  or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, high fuel costs, the effect of the economic downturn on leisure travel, debt covenants, terrorist attacks, risks inherent to airlines, demand for air services to our leisure destinations from the markets served by us, unionization efforts, our dependence on our leisure destination markets,  our competitive environment, problems with our aircraft,  our reliance on our automated systems, economic and other conditions in markets in which we operate, aging aircraft and other governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
Three Months Ended March 31, 2012 and 2011
(in thousands, except per share amounts)
(Unaudited)

	Three months ended March 31,		Percent
	2012	2011	change
OPERATING REVENUE:
Scheduled service revenue	$161,634	$128,533	25.8
Ancillary revenue:
Air-related charges	55,144	45,316	21.7
Third party products	9,122	6,989	30.5
Total ancillary revenue	64,266	52,305	22.9

Fixed fee contract revenue	9,631	12,022	(19.9)
Other revenue	2,320	371	525.3
Total operating revenue	237,851	193,231	23.1

OPERATING EXPENSES:
Aircraft fuel	102,411	79,187	29.3
Salary and benefits	33,268	30,865	7.8
Station operations	19,529	16,473	18.6
Maintenance and repairs	21,465	16,215	32.4
Sales and marketing	5,460	5,250	4.0
Aircraft lease rentals	-	315	NM
Depreciation and amortization	11,970	9,890	21.0
Other	7,437	7,209	3.2
Total operating expenses	201,540	165,404	21.9

OPERATING INCOME	36,311	27,827	30.5
As a percent of total operating revenue	15.3%	14.4%
OTHER (INCOME) EXPENSE:
(Earnings) loss from unconsolidated affiliates, net	(45)	6	NM
Interest income	(244)	(276)	(11.6)
Interest expense	2,074	796	160.6
Total other (income) expense	1,785	526	239.4

INCOME BEFORE INCOME TAXES	34,526	27,301	26.5
As a percent of total operating revenue	14.5%	14.1%

PROVISION FOR INCOME TAXES	12,823	10,148	26.4

NET INCOME	$21,703	$17,153	26.5
As a percent of total operating revenue	9.1%	8.9%

Earnings per share to common stockholders (1):
Basic	$1.13	$0.90	25.6
Diluted	$1.12	$0.89	25.8

Weighted average shares outstanding used in computing earnings per share to common stockholders (1):
Basic	18,989	18,909	0.4
Diluted	19,200	19,090	0.6

(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock.  The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share.  The two-class method adjusts both the net income and shares used in the calculation.  Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

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Allegiant Travel Company
Operating Statistics
Three Months Ended March 31, 2012 and 2011
(Unaudited)

	Three months ended March 31,		Percent
	2012	2011	change*
OPERATING STATISTICS
Total system statistics
Passengers	1,799,041	1,540,621	16.8
Revenue passenger miles (RPMs) (thousands)	1,700,241	1,450,110	17.2
Available seat miles (ASMs) (thousands)	1,916,648	1,617,786	18.5
Load factor	88.7%	89.6%	(0.9)
Operating revenue per ASM (cents)	12.41	11.94	3.9
Operating expense per ASM (CASM) (cents)	10.52	10.22	2.9
Fuel expense per ASM (cents)	5.34	4.89	9.2
Operating CASM, excluding fuel (cents)	5.17	5.33	(3.0)
Operating expense per passenger	$112.03	$107.36	4.3
Fuel expense per passenger	$56.93	$51.40	10.8
Operating expense per passenger, excluding fuel	$55.10	$55.96	(1.5)
Departures	13,966	12,237	14.1
Block hours	33,293	29,366	13.4
Average stage length (miles)	887	885	0.2
Average number of operating aircraft during period	57.5	51.0	12.7
Average block hours per aircraft per day	6.4	6.4	-
Full-time equivalent employees at period end	1,700	1,615	5.3
Fuel gallons consumed (thousands)	31,241	27,546	13.4
Average fuel cost per gallon	$3.28	$2.87	14.3

Scheduled service statistics
Passengers	1,702,385	1,444,198	17.9
Revenue passenger miles (RPMs) (thousands)	1,627,727	1,360,810	19.6
Available seat miles (ASMs) (thousands)	1,787,658	1,465,028	22.0
Load factor	91.1%	92.9%	(1.8)
Departures	12,328	10,603	16.3
Block hours	30,564	26,244	16.5
Yield (cents)	9.93	9.45	5.1
Scheduled service revenue per ASM (PRASM) (cents)	9.04	8.77	3.1
Total ancillary revenue per ASM (cents)	3.59	3.57	0.6
Total scheduled service revenue per ASM (TRASM) (cents)	12.64	12.34	2.4
Average fare - scheduled service	$94.95	$89.00	6.7
Average fare - ancillary air-related charges	$32.39	$31.38	3.2
Average fare - ancillary third party products	$5.36	$4.84	10.7
Average fare - total	$132.70	$125.22	6.0
Average stage length (miles)	932	921	1.2
Fuel gallons consumed (thousands)	28,855	24,719	16.7
Average fuel cost per gallon	$3.46	$3.11	11.3
Percent of sales through website during period	91.2%	89.8%	1.4

* except load factor and percent of sales through website, which is percentage point change

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Allegiant Travel Company
Non-GAAP Presentations
Quarters Ended March 31, 2012 and 2011
(Unaudited)

"EBITDA" represents earnings before interest expense, income taxes, depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles and should not be considered as an alternative to net income or operating income as indicators of our financial performance or to cash flow as a measure of liquidity. EBITDA is included as a supplemental disclosure because we believe it is a useful indicator of our operating performance. Further, EBITDA is a well-recognized performance measurement that is frequently used by securities analysts, investors and other interested parties in comparing the operating performance of companies. We believe EBITDA is useful in evaluating our operating performance compared to our competitors because its calculation generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which items may vary between periods and for different companies for reasons unrelated to overall operating performance. The following represents the reconciliation of EBITDA to net income for the periods indicated below.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of the non-GAAP financial measure EBITDA to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is net income, and a reconciliation of the non-GAAP measure to the most comparable GAAP measure.  Our utilization of a non-GAAP measurement is not meant to be considered in isolation or as a substitute for net income or other measures of financial performance prepared in accordance with GAAP. EBITDA is not a GAAP measurement and our use of it may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliations to GAAP net income follow.

	Three months ended March 31,		Percent
(in thousands)	2012	2011	change
Net income	$21,703	$17,153	26.5
Plus (minus)
Interest income	(244)	(276)	(11.6)
Interest expense	2,074	796	160.6
Provision for income taxes	12,823	10,148	26.4
Depreciation and amortization	11,970	9,890	21.0
EBITDA	$48,326	$37,711	28.1

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